EXHIBIT 10.133

        ASSIGNMENT AND BILL OF SALE BETWEEN NUOASIS INTERNATIONAL, INC.,
                      AND SILVER FAITH DEVELOPMENT LIMITED

                                   ASSIGNMENT
                                       AND
                                  BILL OF SALE



         KNOW ALL THESE MEN BY THESE PRESENTS:

         THIS ASSIGNMENT is made and entered into by and between Silver Faith Development Limited, a corporation organized under the laws of Hong Kong ("Assignor"), and NuOasis International, Inc., a corporation organized under the laws of the Commonwealth of the Bahamas ("Assignee").

         WITNESSETH: That for and in consideration of Ten Dollars (USD$10) and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby bargains, sells, grants and conveys unto Assignee, that certain Convertible Secured Promissory Note dated December 31, 1995 in the principal amount of $21,000,000 executed by Nona Morelli's II, Inc. as Maker in favor of Assignee as Payee, a copy of which Promissory Note is attached hereto as Exhibit "A" and incorporated herein by reference (the "Convertible Secured Promissory Note").

         Assignor warrants that it has the power and authority, and does hereby sell and transfer the Promissory Note, free and clear of all liens and encumbrances.

         For the same consideration Assignor covenants with Assignee, its heirs, successors, and assigns that Assignor is the lawful owner of and has merchantable title to the Note; and that Assignor will warrant and forever defend title to the Note against all persons whomsoever, lawfully claiming or attempting to claim an interest in same.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed effective the of August, 1996.

                                   "Assignor"
                                   SILVER FAITH DEVELOPMENT LIMITED
                                   a corporation organised under the laws of Hong Kong



                                   By:  /s/  Silver Faith Development Limited
                                        --------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT "A"

                                     to the
                           Assignment and Bill of Sale
                               dated August , 1996



                       CONVERTIBLE SECURED PROMISSORY NOTE


THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), BUT HAVE BEEN ISSUED IN RELIANCE UPON REGULATION S PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO A "U.S. PERSON" (AS DEFINED IN REGULATION S) OR TO ANY PERSON WITH A UNITED STATES ADDRESS DURING THE RESTRICTED PERIOD FOLLOWING ISSUANCE OF THE SECURITIES. FOLLOWING EXPIRATION OF THE RESTRICTED PERIOD, ANY RESALE OR TRANSFER OF THE SECURITIES TO A U.S. PERSON OR INTO THE UNITED STATES MUST BE MADE IN ACCORDANCE WITH REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.